UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

August 14, 2006

Date of Report

(Date of earliest event reported)

ZYMOGENETICS, INC.

(Exact Name of Registrant as Specified in Charter)

Washington	000-33489	91-1144498
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1201 Eastlake Avenue East, Seattle, Washington 98102-3702

(Address of Principal Executive Offices, including Zip Code)

(206) 442-6600

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On August 14, 2006, ZymoGenetics, Inc. (the “Company”) received notice of termination by Novo Nordisk of two separate license agreements that conferred rights to Novo Nordisk to Interleukin 29 and Interleukin 28a in all countries outside North America. Accordingly, upon termination of each agreement, which termination takes effect six months following receipt of this notice, ZymoGenetics, Inc. will regain worldwide rights to both proteins, and Novo Nordisk will no longer have any rights to Interleukin 29 or Interleukin 28a.

Item 8.01.	Other Events

On August 14, 2006, the Company filed a lawsuit against Bristol-Myers Squibb Co. for infringement of its patents relating to fusion protein technology. The Company issued a related press release on August 14, 2006, the full text of which is set forth in Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	99.1	Press Release dated August 14, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZYMOGENETICS, INC.

Dated: August 17, 2006	By	/s/ James A. Johnson
James A. Johnson
Senior Vice President,
Chief Financial Officer

Exhibit Index

99.1	Press Release issued August 14, 2006